Exhibit 10.2

THIS NOTE WAS ORIGINALLY ISSUED ON THE DATE HEREOF, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR ANY SUCH STATE SECURITIES LAWS WHICH MAY BE APPLICABLE.

PROMISSORY NOTE

__________ ___, 2024	$2,000,000.00

SFL Investment Holdings, LLC, a Florida limited liability company (“SFL Holdings”), and Mint Florida Holdings, LLC, a Florida limited liability company (individually, “MFH,” and together with SFL Holdings, collectively, the “Maker”), hereby jointly and severally promise unconditionally to pay to the order of Columbia Care LLC, a Delaware limited liability company (“Holder”), the principal amount of $2,000,000.00, together with all interest accrued thereon, as provided in this Promissory Note (as further described in Section 5 below, and as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms set forth herein, this “Note”). This Note was issued pursuant to that certain Membership Interest Purchase Agreement, dated as of August 21, 2024, by and among Columbia Care Florida LLC, a Florida limited liability company (the “Company”), SFL Holdings, MFH, Holder, Seller Parent and Purchaser Parent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), with respect to the purchase of all the issued and outstanding membership interests of the Company. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

1. Interest Payments. The outstanding principal amount shall bear interest at the rate of 10% per annum from the date hereof until this Note is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

2. Payment of Principal.

(a) Maturity Date. The outstanding principal amount of this Note, together with any then unpaid and accrued interest and any other amounts payable hereunder, shall be due and payable on     , 20251 (the “Maturity Date”).

(b) Prepayments. Upon notice given as provided herein, Maker may at any time without penalty or premium prepay all or any portion of the aggregate principal amount outstanding on this Note, including any accrued but unpaid interest through the date of prepayment. Maker shall send written notice of its election to make a prepayment on this Note to Holder by registered or certified mail, return receipt requested, at least three (3) days prior to the date of any prepayment. Such notice shall specify the date fixed for prepayment which shall be a Business Day, the aggregate principal amount outstanding and the aggregate amount of interest which will have accrued on the outstanding principal amount of this Note as of the date of prepayment specified in Maker’s notice.

(c) Default Interest. Upon the occurrence and during the continuance of an Event of Default, interest on this Note shall accrue at the rate of 18% per annum (the “Default Rate”). Maker shall notify Holder in writing promptly and, in no event, more than three (3) days after it becomes aware of the occurrence of any unmatured default or Event of Default (as defined in Section 6 below), that such unmatured default or Event of Default has occurred.

[1]	To be 12 months from the effective date of the Note.

(d) Time of Payment. If any payment on this Note required herein is to occur on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with payment.

(e) Form of Payment. Unless otherwise indicated herein, any payment to be made hereunder shall be made in U.S. Dollars by wire transfer of immediately available funds to an account designated by Holder by written notice to Maker and shall be sent so as to be received not later than the date on which such payment is due.

(f) Order of Payment. Except otherwise set forth herein, any payments made by Maker shall be deemed to be made first in respect of any fees or charges due hereunder, second in respect of accrued but unpaid interest (as set forth in Section 1 above) due hereunder, and third in respect of the outstanding principal amount due hereunder.

3. Right to Set Off. Until paid in full on the Maturity Date, Maker shall have the right to offset any amounts owed to Holder under this Note for any Loss recoverable by Maker as the Indemnified Party pursuant to Section 7.5(d)(i) of the Purchase Agreement; provided that prior to applying any such set off, Maker shall notify Holder of Maker’s intent to apply such set off prior to the payment date of any payment hereunder that shall be impacted by such set off. If a claim for indemnification by Maker is still outstanding as of the Maturity Date, then the principal amount equal to the amount of any Loss claimed by Maker (the “Claimed Offset Amount ”) shall, at Maker’s option, remain outstanding beyond the Maturity Date, and interest shall not accrue on such Claimed Offset Amount after the Maturity Date, in accordance with Section 7.5(e) of the Purchase Agreement; provided, however, that if it is finally determined that Maker was not entitled to all or a portion of the Claimed Offset Amount, Maker will pay such Claimed Offset Amount within five (5) Business Days of the final determination thereof, plus all interest that would have accrued on such amount after the Maturity Date at the rate at which interest was accruing as of the Maturity Date.

4. Replacement of Lost Note. Upon receipt of evidence reasonably satisfactory to Maker of the mutilation, destruction, loss or theft of this Note and the ownership thereof, and, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker shall, upon the written request of Holder, execute and deliver in replacement thereof a new note in the same form, in the same original principal amount and dated the same date as this Note so mutilated, destroyed, lost or stolen, and such note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.

5. Transfer of Note. Neither this Note nor the obligations of Maker hereunder may be assigned or transferred by Maker without Holder’s prior written consent, which consent may be given or withheld in Holder’s sole and absolute discretion. Neither this Note nor the rights of Holder hereunder may be assigned or transferred by Holder, without Maker’s prior written consent (unless an Event of Default has occurred and is occurring, or if such assignment is to an affiliate of Holder), which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that any change in the identity of the Representative in accordance with the Purchase Agreement shall not be considered an assignment of this Note, it being understood that this Note is being issued for the benefit of the Sellers and is being issued to the Holder in his capacity as such. Upon any permitted assignment or transfer by Holder, Holder shall send written notice to Maker specifying the new holder’s name and address. The term “Note” as used herein includes this Note and any notes or other evidences of indebtedness issued in exchange for or in respect of this Note or any portion hereof.

6. Events of Default.

(a) Definition. For purposes of this Note, an event of default shall be deemed to have occurred if (each, an “Event of Default”):

(i) Maker makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or any order for relief with respect to Maker is entered under the Bankruptcy Code; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Maker, or of any substantial part of the assets of Maker, or commences any proceeding relating to Maker or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker and either (A) Maker by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days;

(ii) Maker fails to observe or perform any covenant, obligation, condition or agreement contained in this Note, and such failure, if capable of being cured, is not cured within thirty (30) days of Maker’s knowledge, after due inquiry, of such failure to observe or perform;

(iii) Upon the occurrence of any Change in Control of Maker, with a “Change in Control” meaning any transaction or series of related transactions involving (a) a transaction or series of related transaction in which an independent third party, together with its affiliates, becomes the beneficial owner of 50% or more of the combined voting power of the outstanding securities of Maker, or (b) the sale of all or substantially all the assets of Maker to an independent third party, or (c) a merger or consolidation of Maker that results in any event described in (a) or (b) above; and

(iv) Maker fails to make any payment in respect of principal or interest under this Note as and when the same shall become due and payable, whether on the Maturity Date or otherwise.

(b) Consequences of Events of Default.

(i) If an Event of Default of the type described in Sections 7(a)(i) or 7(a)(iii) above has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon, including interest at the Default Rate, if applicable) shall become immediately due and payable without any action on the part of Representative, and Maker shall be required to pay immediately to Holder all amounts due and payable with respect to this Note.

(ii) If an Event of Default of the type described in Sections 7(a)(ii) above has occurred, upon written notice from Holder, the aggregate principal amount of this Note (together with all accrued interest thereon, including interest at the Default Rate, if applicable) shall become immediately due and payable, and Maker shall be required to pay immediately to Holder all amounts due and payable with respect to this Note.

(iii) Maker hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder hereof may accept security for this Note or release all or any security or guarantees for this Note, all without in any way affecting the liability of Maker hereunder.

7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended with the written consent of both parties hereto, and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Maker has obtained the prior written consent of Holder.

8. Cancellation. After all principal accrued interest and other amounts due under this Note, if any, at any time owed on this Note have been indefeasibly paid in full, this Note shall be surrendered promptly to Maker for cancellation.

9. Remedies Cumulative. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The parties hereby agree that the Sellers are intended third party beneficiaries of this Note and the rights of Sellers are being enforced by Holder pursuant to the authority granted the Holder as Representative under the Purchase Agreement.

10. Remedies Not Waived. No course of dealing between Maker and Holder or Maker and Holder or any failure or delay on the part of Holder or any Holder in exercising any rights hereunder shall operate as a waiver of any right of any Holder, nor shall any single or partial exercise of any right, remedy power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver of any claim or right of a Holder must be in writing and signed by Holder or such Holder and shall be effective only in the specific instance and for the specific purpose given.

11. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and permitted transferees. This Note will inure to the benefit of the successors and permitted transferees of Holder.

12. Expenses. Maker agrees to pay to Holder on demand all costs and expenses incurred by Holder in seeking to collect this Note or to enforce any of the rights and remedies of Holder under this Note with respect to an Event of Default or in successfully defending any counterclaims or other legal proceeding brought by Maker contesting Maker’s right to collect the amounts due under this Note, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with arbitration, judicial reference, bankruptcy, insolvency, or appeal.

13. No Invalidity Due to Federal Law; Governing Law; Dispute Resolution. Sections 10.2, 10.4 and 10.15 of the Purchase Agreement shall apply to this Note, mutatis mutandis, as if more fully set forth herein.

14. Headings; Severability. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall be amended to conform as near as practicable to the intent of the parties hereunder and shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

15. Counterparts. This Note may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other commonly recognized transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Place of Payment and Notices. Notices and payments of principal, interest and premium if made by check are to be delivered to Holder at the address set forth in the Purchase Agreement for any Company Party or to such other address or to the attention of such other person as specified by prior written notice to Maker.

[Signature Page Follows]

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note as of the date first set forth above.

SFL INVESTMENT HOLDINGS, LLC, a Florida limited liability company

By:
Name:
Title:

MINT FLORIDA HOLDINGS, LLC, a Florida limited liability company

By:
Name:
Title: